Exhibit 7


                           SECOND AMENDMENT AGREEMENT
                           --------------------------

         SECOND AMENDMENT AGREEMENT, dated as of September 10, 1996, to the Security Agreement and Mortgage - Trademarks, dated as of June 5, 1995 (as the same has been heretofore, and may be further, amended, supplemented or modified from time to time in accordance with its terms, the "Trademark Security Agreement"), between Donnkenny Apparel, Inc., a Delaware corporation ("DKA"), and Beldoch Industries Corporation, a Delaware corporation (collectively with DKA, the "Borrowers"), and The Chase Manhattan Bank (formerly known as Chemical
Bank) as agent (in such capacity, the "Agent") for the lenders (the "Lenders") named in Schedules 2.01(a) and (b) of the Credit Agreement dated as of June 5, 1995 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") among the Borrowers, the guarantors named therein and signatory thereto, the Lenders and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Trademark Security Agreement or the Credit Agreement.

         WHEREAS, DKA desires to acquire all of the outstanding capital stock of Fashion Avenue Knits Inc., a New York corporation ("Fashion"), and certain other corporations pursuant to the Stock Purchase Agreement dated as of September 3, 1996 among DKA and Mel Weiss; and

         WHEREAS, the parties hereto desire to amend certain provisions of the Trademark Security Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE TRADEMARK SECURITY AGREEMENT

         1.1 Fashion shall be added to the Trademark Security Agreement as a "Debtor" as such term is defined in the Trademark Security Agreement. Fashion, by its execution and delivery of this Amendment Agreement (this "Agreement"), agrees to be bound by all of the terms and provisions of the Trademark Security Agreement.

         1.2 Schedule A to the Trademark Security Agreement is hereby supplemented by adding the Trademarks set forth on Schedule A annexed hereto.

         SECTION 2. MISCELLANEOUS

         2.1 Each of the Debtors reaffirms and restates, and Fashion makes, the representations and warranties set forth in the Trademark Security Agreement, and all such representations and warranties, after giving effect to the amendments set forth herein, shall





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be true and correct on the date hereof with the same force and effect as if made on such date.

         2.2 Except as herein expressly amended, the Trademark Security Agreement and the other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

         2.3 From and after the date hereof, (a) all references in the Trademark Security Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Trademark Security Agreement in each agreement, instrument and other documents executed or delivered in connection with the Trademark Security Agreement, shall mean and refer to the Trademark Security Agreement, as amended by this Agreement.

         2.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof.

         2.5 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      DONNKENNY APPAREL, INC.


                                      By: /s/ Richard Rubin
                                         ------------------------------------
                                            Name:  Richard Rubin
                                            Title: Chief Executive Officer


                                      BELDOCH INDUSTRIES CORPORATION


                                      By: /s/ Richard Rubin
                                         ------------------------------------
                                            Name:  Richard Rubin
                                            Title: Chief Executive Officer


                                      FASHION AVENUE KNITS INC.


                                      By: /s/ Richard Rubin
                                         ------------------------------------
                                            Name:  Richard Rubin
                                            Title: Chief Executive Officer


                                      THE CHASE MANHATTAN BANK (formerly known as Chemical Bank


                                      By: /s/ Jay Linde
                                         ------------------------------------
                                            Name:  Jay Linde
                                            Title: Vice President



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            REGISTERED U.S. TRADEMARKS OF FASHION AVENUE KNITS INC.
            -------------------------------------------------------

    Trademark                       Reg. Date                      Reg. No.
    ---------                       ---------                      --------
  IT'S OUR TIME                       3-9-93                      1,756,986